                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               _________________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): February 4, 2005

                        NORTH FORK BANCORPORATION, INC.
               -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


     Delaware                         1-10458                    36-3154608
----------------------       -----------------------         -----------------
  (State or Other            (Commission File Number)        (I.R.S. Employer
    Jurisdiction                                             Identification No.)
  of Incorporation)





                 275 Broadhollow Road Melville, New York  11747
                 ----------------------------------------------
              (Address of Principal Executive Offices)  (Zip Code)

              (Registrant's Telephone Number, Including Area Code)
                                 (631) 844-1004
                                 --------------

                                 Not Applicable
         ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01    Other Events
-------------------------

On February 1, 2005, Thomas S. Johnson, a director of the Registrant and former CEO of GreenPoint Financial Corporation, recently acquired by the Registrant, entered into an individual sales plan with his personal securities broker, J.P. Morgan Securities, Inc., for the periodic sale on the open market at prevailing market prices of specified numbers of shares of the Registrant's common stock beneficially owned by Mr. Johnson, provided certain conditions including threshold trading prices are met. Assuming all conditions are met, the sales will occur every other week over the next 9 months and, if the plan is not terminated, may involve as many as 5.05 million shares, all of which will be shares received by Mr. Johnson upon exercise of compensatory stock options currently held by him. Mr. Johnson's sales plan is structured in accordance with Rule 10b5-1 of the Securities and Exchange Commission, which provides that trades by a corporate insider in his company's securities will not be subject to insider trading liability if effected pursuant to a qualifying plan established by the insider while not in possession of material non-public information, Mr. Johnson has stated that he adopted the plan for purposes of estate planning and portfolio diversification.


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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  February 4, 2005



NORTH FORK BANCORPORATION, INC.



By:


/s/ Daniel M. Healy
------------------------------
Daniel M. Healy
Executive Vice President and
Chief Financial Officer







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